Your Vision Our Focus

March 20, 2024

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549-28-21

Re: Genvor Incorporated
Commission File No. 000-56589

We have read the statements of Genvor Incorporated pertaining to our firm included under Item 4.01 of Form 8-K dated March 20, 2024 and we agree with such statements as they pertain to our firm. We have no basis to agree or disagree with the other statements contained therein.

Sincerely,

/s/ Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.
Dallas, Texas